Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 31, 2015 relating to the audited consolidated financial statements for the year ending December 31, 2014 and 2013 of Safety Quick Lighting & Fans Corp. and Subsidiary.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

/s/ Bongiovanni & Associates, PA

Bongiovanni & Associates, PA

N.K.A L&L CPAS, PA

January 11, 2016